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                                                                   EXHIBIT 23-A

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement (Form S-3 No. 33-58488) and related Prospectus pertaining to the Automatic Dividend Reinvestment Plan of Sprint Corporation of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule of Sprint Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                          /S/  ERNST & YOUNG LLP.
                                          ERNST & YOUNG LLP

Kansas City, Missouri
August 7, 2002